Exhibit 10.1

Mr. Ziad Ghandour

Principal

TI Capital Management

9200 Sunset Blvd

Penthouse 2

Los Angeles, CA 90069

Dear Ziad:

This Amendment No. 3 (the “Amendment”) to our Letter Agreement dated October 3, 2003 (“Letter Agreement”) between Syntroleum Corporation (“Syntroleum”) and TI Capital Management (“Consultant”, and together with Syntroleum, the “Parties”), as amended by the Letter Agreement dated October 15, 2003 and the Amendment dated February 2, 2004 to the Letter Agreement, is entered into as of October 25, 2004.

Syntroleum, Consultant and Mr. Ziad Ghandour hereby agree to amend the terms of the Letter Agreement to add the following thereto:

Syntroleum will pay Mr. Ziad Ghandour in connection with the closing of a financing with a Chinese company represented by Bear Stearns & Co. and/or introduced to Syntroleum before September 20, 2005, either (i) subject to stockholder approval in accordance with the requirements of the Nasdaq National Market, a number of shares of Syntroleum common stock equal to such 1% of net proceeds divided by $5.79 per share (the “Shares”) or (ii) if the stockholder approval provided for in (i) above has not yet been received, an amount of cash equal to the market value on the date of such closing of the number of shares Mr. Ghandour would have received under (i) above; provided, that such closing occurs by February 1, 2006, or such later date as Syntroleum, in its sole discretion, may designate. Such payment shall be made promptly after the meeting of stockholders at which the proposal to approve the issuance of the Shares is submitted, as provided for below. For the purpose of clarity the following example is given. If the net proceeds received by Syntroleum from the financing are $100,000,000 then 1% of such is $1,000,000 which is divided by $5.79 to give the number of shares to be provided to Mr. Ghandour under (i) above or 172,711 shares. In the event that stockholder approval provided for in (i) above has not been received or given and the market value of one share of Common Stock on the date of the closing of the financing is $10 per share, Mr. Ghandour would receive in lieu of the Shares cash in the amount of $1,727,110.

In connection with any issuance of Shares, Syntroleum and Mr. Ziad Ghandour shall enter into a Registration Rights Agreement substantially in the form of Exhibit A hereto.

Syntroleum agrees to use its reasonable commercial efforts to submit a proposal to approve the issuance of the Shares to Mr. Ziad Ghandour at the first annual or special meeting of its stockholders following the date of this Amendment, the time and place of such annual or special meeting to be determined by Syntroleum in its sole discretion.

It is understood that Syntroleum will not exercise its right to terminate the Letter Agreement, as amended, for the purpose of avoiding the payment of cash compensation or issuance of the Shares. However, Syntroleum’s determination of whether to enter into any agreement or to agree that any agreement results in the payment of cash compensation or issuance of the Shares shall be in Syntroleum’s sole discretion.

Mr. Ziad Ghandour acknowledges that the Shares referred to herein are “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act of 1933, as amended (the “Securities Act”). He agrees that he has not and will not make any offer, sale or other transfer of the Shares by any means which would not comply with applicable law or this agreement or which would otherwise impose upon Syntroleum any obligation to satisfy any public filing or registration requirement. He further agrees that he will not offer, sell or transfer the Shares unless:

(a)	there is then in effect a registration statement under the Securities Act covering such proposed disposition (the “Registration Statement”) and such disposition is made in accordance with the Registration Statement; or

(b)	he shall have notified Syntroleum of the proposed disposition and shall have furnished Syntroleum with a statement of the circumstances surrounding the proposed disposition, and, if requested by Syntroleum, he shall have furnished Syntroleum with an opinion of counsel, reasonably satisfactory to Syntroleum that such disposition is exempt from registration of such Securities under the Securities Act or any applicable state, foreign or other securities laws.

Mr. Ziad Ghandour acknowledges that Syntroleum is under no obligation to aid him in obtaining any exemption from registration requirements in connection with a proposed disposition. He understands and agrees that any disposition of the Shares in violation of this Agreement shall be null and void, and that no transfer of the Shares shall be made by Syntroleum or the transfer agent for Syntroleum’s common stock upon Syntroleum’s stock transfer books or records unless and until there has been compliance with the terms of this agreement, the Securities Act, any applicable state and foreign securities law and any other laws. He agrees that he will not transfer the Securities, other than pursuant to a Registration Statement or in a transaction that complies with Rule 144, unless the transferee agrees to be bound by the restrictions on transfer contained herein.

Each certificate representing (i) the Shares and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SYNTROLEUM RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT.

Mr. Ziad Ghandour consents to Syntroleum making a notation on its records and giving instructions to any transfer agent of Syntroleum’s common stock in order to implement the restrictions on transfer established in this agreement.

Mr. Ziad Ghandour represents and warrants to Syntroleum as follows:

(a) Experience; Accredited Investor. He is a sophisticated investor and has experience in evaluating and investing in private placement transactions of securities in companies similar to Syntroleum so that he is capable of evaluating the merits and risks of his investment in Syntroleum and has the capacity to protect his own interests. Further, he recognizes that an investment in Syntroleum is highly speculative and involves significant risks (including those identified in the Syntroleum’s filings with the Securities and Exchange Commission) including a complete loss of such investment. In addition, he is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and has accurately completed the questionnaire attached hereto as Exhibit B. He (i) has no need for liquidity in the investment in the Shares, (ii) is able to bear the substantial economic risk of an investment in the Shares for an indefinite period and (iii) could afford the complete loss of his investment in the Shares.

(b) Investment. He is acquiring the Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. He has not offered or sold any portion of the Shares to be acquired by him and has no present intention of reselling or otherwise disposing of any portion of such Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance. He understands that the Shares have not been registered under the Securities Act or qualified under applicable blue sky or other state securities laws by reason of specific exemptions from the registration provisions of the Securities Act and the qualification provisions of applicable blue sky and other state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of his representations as expressed herein. He understands that no Federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Shares. He acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. He is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. In acquiring the Shares, he is acting on his own behalf and is not acting together with any other person or entity for the purpose of acquiring, holding, voting or disposing of the Shares within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended. Unless he has otherwise notified Syntroleum in writing, he is not a broker or dealer of securities, nor is he the beneficial owner of 5% or more of the outstanding shares of Syntroleum’s common stock. He has not prior to the date hereof directly or indirectly, through related parties, affiliates or otherwise (a) sold “short” or “short against the box” (as those terms are generally understood) any equity security of Syntroleum; or (b) otherwise engaged in any transaction which involves hedging of its position in, or reducing of its economic exposure to, the securities of Syntroleum.

(c) Access to Data. He has read carefully and understands this agreement and has consulted with his own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for him. He has received a copy of the Syntroleum’s filings with the Securities and Exchange Commission since January 1, 2004. He has had an opportunity to discuss Syntroleum’s business, management and financial affairs with its management and has had the opportunity to review Syntroleum’s facilities. He also has had opportunity to ask questions of officers of Syntroleum.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

Except as amended by this Amendment, the Letter Agreement shall remain in full force and effect.

This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page of this Amendment by facsimile transmission shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

If the above is consistent with our understanding of the agreement between Syntroleum, Consultant and Mr. Ziad Ghandour, please sign below and return to the undersigned.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

TI CAPITAL MANAGEMENT		SYNTROLEUM CORPORATION
9200 Sunset Blvd – Penthouse 2		4322 South 49th West Avenue
Los Angeles, CA 90069		Tulsa, OK 74107

By:	/s/ Ziad Ghandour	By:	/s/ John B. Holmes, Jr.
	Ziad Ghandour		John B. Holmes, Jr.
	Individually and as Principal		President and COO
of TI Capital Management

Date: October 25, 2004		Date: October 25, 2004

5